UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2021

Commission file number: 000-28837

Idaho Strategic Resources, Inc.

(Exact Name of Registrant as Specified in its Charter)

Idaho	82-0490295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 N. 3rd Street, Coeur d’Alene, ID	83814
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (208) 625-9001

New Jersey Mining Company

(Former Name or Former Address if Changed Since Last Report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	NJMCD	OTC Markets: QB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01. Other Information.

On December 6, 2021, the Company issued a press release announcing it has completed the FINRA corporate actions and steps required to effect the reverse stock split of its common stock at a ratio of 1-for-14. The Company also received approval to change its name to Idaho Strategic Resources, Inc. The Company’s stock will began trading on a post-split basis and under the new name of Idaho Strategic Resources, Inc. at the open of trading on December 6, 2021. Idaho Strategic Resources will continue to trade on the OTCQB under the symbol NJMCD for a period of 20 days following the Effective Date. Following the 20-day period the symbol will automatically revert to NJMC.

The foregoing description of the press release is only a summary and is qualified in its entirety by reference to the complete text of the press release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is hereby incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release, dated December 6, 2021, entitled “New Jersey Mining Company Completes Reverse Stock Split and Name Change to Idaho Strategic Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IDAHO STRATIGIC RESOURCES, INC.

By:   /s/ John Swallow

John Swallow

Its:  President & CEO

Date: December 7, 2021